Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-39747) of Advent Software, Inc. of our report dated May 5, 2004, with respect to the financial statements and schedule of the Advent Software, Inc. Profit Sharing and Employee Savings Plan included in this Annual Report on Form 11-K.

By	/s/ Mohler, Nixon & Williams
MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California
June 25, 2004